Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Patrick Van de Wille Ashton Partners 312-553-6704 Direct Investor Contact: Hilary Andron Ashton Partners 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES EXECUTION OF MERGER
AGREEMENT WITH SAN DIEGO-BASED C5ISR AND NET-CENTRIC

WARFARE SOLUTIONS PROVIDER SYS TECHNOLOGIES

Merger Significantly Broadens Combined Company’s Service Offerings in Department of
Defense, Command and Control, Public Safety and Security Businesses

SAN DIEGO, CA, FEBRUARY 21, 2008 — Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading national defense and security solutions provider, announced today that it has entered into a definitive merger agreement with San Diego-based C5ISR and net-centric warfare solutions provider SYS Technologies (AMEX: SYS) in a stock-for-stock transaction. Under the terms of the agreement, SYS will merge into Kratos and all of SYS’s outstanding common shares will be converted into Kratos common shares. Upon closing, Kratos will issue approximately 25 million shares of its common stock. Approximately 79 million shares of Kratos common stock are currently outstanding. The transaction is subject to customary closing conditions, including approval of the transaction by SYS’s shareholders and the approval of Kratos stockholders for Kratos’ issuance of shares. The transaction is expected to close in the second quarter.

The combined company will provide the Department of Defense, Department of Homeland Security and other government customers with an expanded portfolio of command, control, communications, computing, combat systems, intelligence, surveillance and reconnaissance (C5ISR) services and solutions. Additionally, the combined company will have enhanced customer relationships, expanded portfolio of contract vehicles, and significant past performance qualifications which will further position Kratos to capture a larger share of its target markets as a prime contractor.

Under the agreement, which has been unanimously approved by both boards of directors, SYS stock will be converted into Kratos stock at an exchange ratio of 1.2582 shares of Kratos common stock for each outstanding share of SYS common stock. Upon closing, SYS shareholders will own approximately 23 percent and current Kratos shareholders approximately 77 percent of the combined company, which includes the estimated hold-back shares to be issued to Haverstick shareholders as part of Kratos’ recent acquisition of Haverstick Consulting. The transaction is expected to be tax-free to shareholders of both Kratos and SYS for U.S. federal income tax purposes.

The combined company will operate under the Kratos name. Eric DeMarco will continue as president and Chief Executive Officer of Kratos. Cliff Cooke, president and Chief Executive Officer of SYS Technologies, will assume a new role overseeing all of Kratos’ Corporate Development and Strategic Business Development initiatives. Additionally, a significant portion of the SYS Management Team is expected to either maintain or have a new or expanded role within Kratos. The current Kratos Board of Directors will remain unchanged.

“The merger of Kratos and SYS, we believe, is clearly a win-win for both companies and our respective shareholders,” said Eric DeMarco, president and CEO of Kratos Defense & Security Solutions, Inc. “The Kratos and SYS businesses are highly complementary with virtually no competitive overlap. With both businesses being located in San Diego and being small public companies, in addition to having operational synergies, there will be a significant amount of cost savings realized from the combination. This will result in increased competitiveness and improved financial performance.  Additionally, with Cliff Cooke’s demonstrated history of building businesses, we are very excited to have his leadership for Kratos’ Corporate and Business Development initiatives which, from a strategic level, is something our company has not previously had.”

“In an ever-increasing competitive environment, it is absolutely critical that we increase scale and critical mass for a number of reasons,” said Cliff Cooke, president and CEO of SYS Technologies. “This merger allows SYS to continue its successful growth plan and offers our customers a broader range of complementary services and solutions. Although SYS is successfully executing its strategic plan, industry conditions, competitive factors and financial considerations make this merger with Kratos an extremely positive move from a strategic, industry, customer and employee perspective, especially since the SYS business is a smaller size public company, with its operating margins negatively impacted by the high costs associated with operating as a public company. Together we are creating a combined entity that is stronger than either company is on its own. We look forward to this next phase of growth with Kratos.”

By merging with SYS, Kratos will significantly expand its customer, contract, employee and relationship base, and will create an entity with greater overall financial scale and resources. SYS has approximately 430 employees, bringing the aggregate Kratos employee count to approximately 2,000, the majority of which hold ‘secret,’ ‘top secret’ or other levels of security clearance. As a result of the transaction, approximately 425 Kratos employees will be located in San Diego and throughout California. The annualized revenue run rate of the combined company is expected to be nearly $400 million by the end of 2008. After the merger is consummated and integration of the business is complete, Kratos expects to realize substantial cost savings by either eliminating or significantly reducing redundant public company costs such as accounting, legal, audit, insurance, Sarbanes-Oxley and director related fees. Significant cost savings are also expected through the combination and consolidation of facilities, IT and communications infrastructure, marketing, PR and investor relations costs.

“With this transaction expected to close around the middle of the year, we expect significant cost savings and operational leverage resulting from this merger to begin to occur by late 2008 and early 2009,” continued DeMarco. “The integration of SYS will likely take into the beginning of 2009 to complete because certain facility lease commitments extend into 2009, and we believe that we will be consolidating approximately five locations in the San Diego area alone. We also anticipate a relatively moderately paced plan to integrate certain administrative functions due to Sarbanes-Oxley considerations, and we do not expect some of these integration activities to occur until next year.”

The merger announced today opens up a range of new opportunities for both companies, including:

•                  Expanded customer footprint – The combined company will have a sizeable customer presence with the Department of Defense, SPAWAR in San Diego, NAVSEA in the Oxnard Plain, NASA, DISA, and with several other customers in the Washington, D.C. and Northern Virginia areas;

•                  Enhanced past performance qualifications – The cumulative experience and differentiated expertise of the combined company in the areas of C5ISR, along with its sizable employee base with government security clearances, will allow it to qualify for and bid on larger projects in the prime contractor role;

•                  Strategic new geographies – Kratos is strategically focused on key BRAC locations such as Huntsville, Alabama, San Diego, California, Keyport, Washington and the Pacific Missile Range Facilities in Hawaii, while SYS has a presence in Northern Virginia, the Pentagon,

San Diego, and Colorado Springs with the Air Force, an area Kratos has been actively seeking to expand.

“In addition to all of the positive characteristics of this transaction that were previously noted, this transaction is significantly de-leveraging to Kratos and positions the company to continue to execute its business strategy. The Kratos Board of Directors has approved and is overseeing a complete transformation of this company, including the building of a premier federal government, national security solutions and systems integration company.”

Wachovia Securities acted as exclusive financial advisor to Kratos and DLA Piper, US LLP served as legal counsel. Imperial Capital acted as the exclusive financial advisor to SYS and Luce Forward served as legal counsel.

Conference Call

There will be an analyst and investor conference call conducted by the Kratos Management Team to discuss the transaction today at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time. The live discussion can be accessed via webcast on the Internet at www.kratosdefense.com. There will be replay of the webcast available on the website for those shareholders and analysts who are unable to listen to the live call.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to its customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, SYS technical experts enhance complex decision-making. The company also provides solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies.

Principle services include C5ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release and filing contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing of closing of the acquisition, anticipated benefits to be realized from the acquisition, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing will be delayed or that the conditions to closing will not be satisfied; risks that the integration will prove more costly, take more time, or be more distracting than currently anticipated;  risks that the transaction will cause disruption of the Company’s operations and distraction of its management; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006, the Company’s Quarterly Reports on
Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007,  and in other filings made with the Securities and Exchange Commission.

This communication is being made in respect of the proposed transaction involving Kratos and SYS.  In connection with the proposed transaction, Kratos plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Kratos and SYS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Kratos and SYS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Kratos and SYS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Kratos by directing a request to Kratos Defense & Security Solutions, Inc, ATTN: Investor Relations, 4810 Eastgate Mall, San Diego, CA 92121, or going to Kratos’s corporate website at www.kratosdefense.com, or from SYS by directing a request to ATTN: Investor Relations, 5050 Murphy Canyon Road, Ste. 200, San Diego, CA, 92123, or going to SYS’ corporate website at www.systechnologies.com.

Kratos and SYS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Kratos’s directors and executive officers is contained in its annual proxy statement filed with the SEC on October 10, 2007. Information regarding SYS’ directors and executive officers is contained in SYS’ annual proxy statement filed with the SEC on October 29, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).